UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K/A
(Amendment No. 1)
______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 6, 2024
EDGEWELL PERSONAL CARE COMPANY

(Exact name of registrant as specified in its charter)

Missouri	1-15401	43-1863181
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Research Drive, Shelton, Connecticut 06484
(Address of principal executive offices)

203-944-5500
(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EPC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K amends the Current Report on Form 8-K of Edgewell Personal Care Company (“Edgewell” or the “Company”) filed with the Securities and Exchange Commission on August 6, 2024 (the “Original Filing”), which reported, among other items, the appointment of Daniel J. Sullivan as the Company’s Chief Operating Officer, effective August 6, 2024 and Francesca Weissman as the Company’s Chief Financial Officer, effective December 1, 2024. At the time of the Original Filing, Mr. Sullivan’s and Ms. Weissman’s compensatory arrangements in connection with such appointments had not been determined. The Company hereby amends the Original Filing to report Mr. Sullivan’s and Ms. Weissman’s compensatory arrangements.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2024, Daniel J. Sullivan entered into a letter agreement with the Company that provides for his compensation as Chief Operating Officer. Effective as of November 1, 2024, Mr. Sullivan will receive an annual base salary of $835,000 and his target bonus opportunity for fiscal 2025 will be 90% of his annual base salary. Mr. Sullivan will also be eligible for annual equity grants under Edgewell’s Second Amended and Restated 2018 Stock Incentive Plan at a level commensurate with his title. The terms of the awards are expected to be consistent with the annual award program for other senior executives.

Mr. Sullivan will be eligible to participate in Edgewell’s benefit plans available to executives, in accordance with the Company’s customary terms and policies and consistent with other executives, including health insurance, dental insurance, disability insurance, life insurance, and a defined contribution (401(k)) plan, all subject to such contributions by Mr. Sullivan.

Mr. Sullivan will also be eligible to participate in Edgewell’s executive severance plan, pursuant to which he would receive, upon a qualifying termination of employment by Edgewell without Cause or voluntary termination of employment by him for Good Reason, a lump sum payment equal to: (1) 1.5 times his annual base salary plus a severance bonus equal to the short-term incentive plan bonus for the most recently completed fiscal year and (ii) 1.5 times the monthly premium cost for group health plan benefits for Mr. Sullivan and his dependents, as applicable, multiplied by 18. Such benefits are subject to reduction under certain circumstances, including to the extent necessary to avoid certain federal excise taxes. In addition, no benefits will be paid to the extent duplicative of benefits under a change of control or similar agreement with the Company. The payment of benefits under the plan is conditioned upon, among other things, Mr. Sullivan executing a general release in favor of the Company, which shall include confidentiality, non-solicitation, non-disparagement, and non-competition obligations in favor of the Company.

In addition, Mr. Sullivan will be eligible to participate in the Company’s change in control plan (the “CIC Plan”) which standardizes the severance paid to current and future specified members of the Company’s senior management in the event of a termination of their employment from the Company without Cause or for Good Reason (as such terms are defined in the CIC Plan) within the period beginning immediately upon a Change in Control (as such terms are defined in the CIC Plan) and continuing until the lapse of 24 months immediately following a Change in Control of the Company (the “Change in Control Period”).

On November 7, 2024, Francesca Weissman entered into a letter agreement with the Company that provides for her compensation as Chief Financial Officer. Effective as of December 1, 2024, Ms. Weissman will receive an initial annual base salary of $550,000 and her target bonus opportunity for fiscal 2025 will be 65% of her annual base salary. Ms. Weissman will also be eligible for annual equity grants under the Edgewell Personal Care Company Second Amended and Restated 2018 Stock Incentive Plan at a level commensurate with her title. The terms of the awards are expected to be consistent with the annual award program for other senior executives.

Ms. Weissman will be eligible to participate in Edgewell’s benefit plans available to executives, in accordance with the Company’s customary terms and policies and consistent with other executives, including health insurance, dental insurance, disability insurance, life insurance, and a defined contribution (401(k)) plan, all subject to such contributions by Ms. Weissman.

Ms. Weissman will also be eligible to participate in Edgewell’s executive severance plan, pursuant to which she would receive, upon a qualifying termination of employment by Edgewell without Cause or voluntary termination of employment by her for Good Reason, a lump sum payment equal to: (1) 1.5 times her annual base salary plus a severance bonus equal to the short-

term incentive plan bonus for the most recently completed fiscal year and (ii) 1.5 times the monthly premium cost for group health plan benefits for Ms. Weissman and her dependents, as applicable, multiplied by 18. Such benefits are subject to reduction under certain circumstances, including to the extent necessary to avoid certain federal excise taxes. In addition, no benefits will be paid to the extent duplicative of benefits under a change of control or similar agreement with the Company. The payment of benefits under the plan is conditioned upon, among other things, Ms. Weissman executing a general release in favor of the Company, which shall include confidentiality, non-solicitation, non-disparagement, and non-competition obligations in favor of the Company.

In addition, Ms. Weissman will be eligible to participate in the Company’s CIC Plan.

Descriptions of the foregoing compensation and benefit plans are set forth in the Company’s Definitive Proxy Statement on Schedule 14A dated December 20, 2023 for the Company’s 2024 Annual Meeting of Shareholders.

Other than the preceding disclosure, no other disclosure reported in the Original Filing is amended pursuant to this Report.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EDGEWELL PERSONAL CARE COMPANY

By: /s/ LaTanya Langley
LaTanya Langley
Chief People and Legal Officer

Dated: November 8, 2024